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                         [Sidley & Austin Letterhead]
                                                                     Exhibit 8.1


                                  May 29, 1996



CS First Boston Structured Products Corporation
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

               Re: CS First Boston Structured Products Corporation Registration Statement on Form S-3
                    (Registration No. 33-83818)
                    ------------------------------------------

Ladies and Gentlemen:

          We have acted as special federal tax counsel for CS First Boston Structured Products Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") on September 9, 1994, of the Registration Statement on Form S-3 (File No. 33-83818), as amended by Amendment No. 1 filed with the Commission on May 29, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) trust certificates (the "Trust Certificates") evidencing beneficial ownership interests in underlying assets, which shall consist of a combination of bonds, debentures, notes and other debt securities issued by Underlying Issuers (the "Underlying Assets") deposited by the Registrant into a trust (a "Trust") established or controlled by the Registrant and (ii) bonds (the "Bonds") issued by a Trust or by the Registrant and secured by Underlying Assets (the Trust Certificates and the Bonds are referred to herein, collectively, as the "Securities"). As described in the Registration Statement, the Securities will be issued from time to time in series (each, a "Series") which may consist of Bonds, Trust Certificates or a combination of Bonds and Trust Certificates. Each Series of Trust Certificates will be issued by a Trust formed pursuant to a master trust agreement (a "Master Trust Agreement") between the Registrant and the Trustee named therein. Each Series of Bonds will be issued by the Registrant or a Trust formed pursuant to a Master Trust Agreement and an indenture (an "Indenture") between the Registrant or a Trust and the Indenture Trustee named therein. The Master Trust Agreement and/or Indenture pursuant to which a Series of Securities is issued are referred to herein, as applicable, as
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CS First Boston Structured Products Corporation

May 29, 1996
Page 2


the "Governing Document" or "Governing Documents" with respect to such Series of Securities. Capitalized terms used but not otherwise defined herein are defined in the Registration Statement or in the forms of Trust Agreement or Indenture filed as exhibits to the Registration Statement. The Securities of each Series are to be sold as described in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Securities (the "Prospectus" and the "Prospectus Supplement", respectively).

          In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. In our examination, we have assumed: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals;
(c) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

          Based on and subject to the foregoing and assuming that each Governing Document with respect to each Series of Securities is executed and delivered in substantially the related form that we have examined and that the transactions contemplated to occur under the Registration Statement and the related Governing Document or Governing Documents with respect to such Series of Securities in fact occur in accordance with the terms thereof, we are of the opinion that the description set forth under the caption "Certain Federal Income Tax Consequences" in the Prospectus included as part of the Registration Statement correctly describes the material aspects of the federal income tax treatment to United States investors as of the date hereof of an investment in the Securities and where expressly indicated therein, to Non-United States Holders (as defined in the Registration Statement) of the Securities.

          Members of our firm are admitted to the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America.

          We know that we are referred to under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto. In giving such consent, we do not consider that we are "experts" within the meaning of the term as used in the Act or the rules and regulations of the
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CS First Boston Structured Products Corporation

May 29, 1996
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Commission issued thereunder with respect to any part of the Registration
Statement, including the opinion as an exhibit or otherwise.



                                    Very truly yours,


                                    /s/ Sidley & Austin